Exhibit 99.1


Investor Contact:          Mike Phalen
                           Chief Financial Officer
                           Krispy Kreme Doughnuts, Inc.
                           336.733.3707

Financial Media Contact:   Robbin E. Moore
                           Investor Relations Director
                           Krispy Kreme Doughnuts, Inc.
                           336.726.8857

                  KRISPY KREME ANNOUNCES RECORD FOURTH QUARTER
       AND FISCAL 2004 RESULTS; NET INCOME INCREASES 45.3% FOR THE QUARTER
                             AND 45.0% FOR THE YEAR

Winston-Salem, NC (March 10, 2004) - Krispy Kreme Doughnuts, Inc. (NYSE:KKD) today reported financial results for the fourth quarter and the fiscal year ended February 1, 2004.

Net income for fourth quarter fiscal 2004 increased 45.3% to $16.4 million compared with $11.3 million in the fourth quarter last year, before the $9.1 million pre-tax arbitration award discussed in the Company's 8-K filing dated February 10, 2003. Diluted earnings per share for the quarter increased to $0.26 compared with $0.19 last year, before the arbitration award.

Total revenues for the quarter, which includes sales from company stores, franchise operations, Krispy Kreme Manufacturing and Distribution (KKM&D) and Montana Mills increased 35.7% to $185.5 million compared with $136.7 million in the fourth quarter of last year. Sales from company stores advanced 36.0% to $124.7 million; KKM&D sales increased 31.5% to $52.2 million; franchise operations grew 18.3% to $6.3 million and Montana Mills revenues were $2.3 million.

Fourth quarter systemwide sales including sales of company and franchise stores advanced 25.5%. Systemwide sales were driven by an increase in company store sales of 36.0% to $124.7 million. On a comparable store basis, company store sales advanced 10.7% and systemwide sales increased 9.1%. Systemwide sales including Krispy Kreme stores and Montana Mills rose 26.6%.

"We are pleased with our record fourth quarter results," stated Scott Livengood, Chairman, President and Chief Executive Officer of Krispy Kreme Doughnuts, Inc. "During the quarter, we continued to execute on our core business model while investing in operating initiatives designed for future growth."

Fiscal 2004 net income advanced 45.0% to $56.8 million compared with $39.1 million, before the arbitration award. Diluted earnings per share for fiscal 2004 grew to $0.91 compared with $0.66 in fiscal 2003, before the arbitration award. Including the $0.01 positive impact of the arbitration award, diluted earnings per share for fiscal 2004 was $0.92.

Total revenues for fiscal 2004 advanced 35.4% to $665.6 million compared with $491.5 million in the prior year. Sales from company stores increased 38.3% to $441.9 million; KKM&D sales grew 26.5% to $193.1 million; revenues from franchise operations increased 23.5% to $23.8 million and Montana Mills sales were $6.7 million.

Fiscal 2004 systemwide sales including company and franchise stores increased 26.5% primarily due to company stores sales advancing 38.3% to $441.9 million. On a comparable store basis, company store sales advanced 13.6% and systemwide sales rose 10.2%. Systemwide sales including Krispy Kreme stores and Montana Mills grew 27.4%.

Further commenting on the Company's financial performance, Livengood added, "Fiscal 2004 was a year of milestones and our fourth quarter results cap another year marked by strong execution of our growth strategy. We produced record earnings, opened 99 new stores - a record number - and grew systemwide sales 26 percent. We plan to leverage this momentum in fiscal 2005 as we continue to develop factory stores and invest in international operations and emerging growth initiatives, including satellites and store-in-store partnerships."

The Company set a new record in the fourth quarter for unit growth by opening 35 new stores, including 31 factory stores and four satellites in nine new markets. The Company opened its first store in Mexico, located in Interlomas, a suburb of Mexico City. Other new markets entered included Altoona, PA, Youngstown, OH, Atlantic City, NJ, Syracuse, NY, Lexington, KY, Kahului, HI, Onalaska, WI and Florence, AL.

As discussed in the Company's February 17, 2004 press release, the Company expects diluted earnings per share of $1.16 to $1.18 for fiscal 2005 and systemwide comparable store sales growth in the mid-to-high single digits. The Company estimates that systemwide sales will increase approximately 25 percent in fiscal 2005, while each quarter may be slightly above or below 25 percent. Additionally, the Company expects to open approximately 120 new stores systemwide, including 20 to 25 satellites, in fiscal 2005.

The Company will hold a conference call today at 9:00 a.m. Eastern Time, which will be hosted by Scott Livengood, Chairman, President and Chief Executive Officer, John Tate, Chief Operating Officer and Mike Phalen, Chief Financial Officer. The call will be broadcast live over the Internet and can be accessed at www.krispykreme.com/investorrelations.html. A replay of the call will be available until 6:00 p.m. Eastern Time, Wednesday, March 17, 2004 by dialing
800.835.8067 (domestic) or 402.280.1661 (international), and entering passcode 1564.

We have disclosed above systemwide sales growth as well as systemwide comparable store sales information. Systemwide sales data are non-GAAP financial measures that include sales at all company and franchise stores as well as sales at Montana Mills. We believe systemwide sales information is useful in assessing our market share and concept growth.

Founded in 1937 in Winston-Salem, North Carolina, Krispy Kreme is a leading branded specialty retailer of premium quality doughnuts, including the Company's signature Hot Original Glazed. Krispy Kreme currently operates 394 stores (comprised of 363 factory stores and 31 satellites) in 44 U.S. states, Australia, Canada, Mexico and the United Kingdom. Krispy Kreme can be found on the World Wide Web at www.krispykreme.com.

                                      # # #

Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on Krispy Kreme's operating results, performance or financial condition are its dependence on franchisees to execute its store expansion strategy, supply issues, competition and numerous other factors discussed in Krispy Kreme's periodic reports, proxy statement and other information statements filed with the Securities and Exchange Commission.


                          Krispy Kreme Doughnuts, Inc.
                            Summary Financial Results
                  For the Fourth Quarter Ended February 1, 2004
            (All dollar amounts in thousands except per share data)
                                   (Unaudited)


                                  Quarter         Quarter     Arbitra-  Quarter
                                  Ended           Ended       tion      Ended             As         As       Pro        Pro
                                  February 1,     February 2, Award     February 2,    Reported   Reported   Forma      Forma
                                  2004 As         2003 As     Adjust-   2003              $          %         $          %
                                  Reported        Reported    ment      Pro Forma       Change     Change    Change     Change
                                -------------    ----------------------------------    --------------------  ------------------
Total revenues                   $ 185,513        $ 136,734   $    -   $ 136,734        $ 48,779    35.7%    $ 48,779    35.7%
Operating expenses                 141,982          104,345        -     104,345          37,637    36.1%      37,637    36.1%
General and administrative
  expenses                           9,550            7,256        -       7,256           2,294    31.6%       2,294    31.6%
Depreciation and amortization
  expenses                           5,955            3,710        -       3,710           2,245    60.5%       2,245    60.5%
Arbitration award                        -            9,075    9,075           -          (9,075) -100.0%           -       -
                                -------------    ----------------------------------    ----------            --------
Income from operations              28,026           12,348    9,075      21,423          15,678   127.0%       6,603    30.8%
Interest income                        257              264        -         264              (7)   -2.7%          (7)   -2.7%
Interest expense                     1,234              620        -         620             614    99.0%         614    99.0%
Loss from joint ventures               307            1,009        -       1,009            (702)  -69.6%        (702)  -69.6%
Minority interest in
  consolidated joint ventures          385              811        -         811            (426)  -52.5%        (426)  -52.5%
Other (income) / expense, net         (657)             566        -         566          (1,223) -216.1%      (1,223) -216.1%
                                -------------    ----------------------------------    ----------            --------
Income before income taxes          27,014            9,606    9,075      18,681          17,408   181.2%       8,333    44.6%
Provision for income taxes          10,590            3,972   (3,407)      7,379           6,618   166.6%       3,211    43.5%
                                -------------    ----------------------------------    ----------            --------
Net income                       $  16,424        $   5,634  $ 5,668   $  11,302        $ 10,790   191.5%    $  5,122    45.3%
                                =============    ==================================    ==========            ========

Diluted earnings per share       $    0.26        $    0.09   $ 0.09   $    0.19        $   0.17   175.5%    $   0.07    37.8%
Diluted shares outstanding          63,629           60,158   60,158      60,158           3,471     5.8%       3,471     5.8%

Segment Information
Revenues
Company store operations         $ 124,710        $  91,673     $  -   $  91,673        $ 33,037    36.0%    $ 33,037    36.0%
Franchise operations (1)             6,293            5,321        -       5,321             972    18.3%         972    18.3%
KKM&D                               52,244           39,740        -      39,740          12,504    31.5%      12,504    31.5%
Montana Mills                        2,266                -        -           -           2,266       -        2,266       -
                                -------------    ----------------------------------    ----------            --------
Total revenues                   $ 185,513        $ 136,734     $  -   $ 136,734        $ 48,779    35.7%    $ 48,779    35.7%
                                =============    ==================================    ==========            ========

Operating Income
Company store operations         $  21,755        $  18,621     $  -  $ 18,621          $  3,134    16.8%    $  3,134    16.8%
Franchise operations                 5,322            3,794        -     3,794             1,528    40.3%       1,528    40.3%
KKM&D                               11,521            6,667        -     6,667             4,854    72.8%       4,854    72.8%
Montana Mills                         (579)               -        -         -              (579)      -         (579)      -
Unallocated G&A expenses            (9,993)          (7,659)       -    (7,659)           (2,334)   30.5%      (2,334)   30.5%
Arbitration award                        -           (9,075)   9,075         -             9,075       -            -       -
                                -------------    ----------------------------------    ----------            --------
Total operating income           $  28,026        $  12,348  $ 9,075  $ 21,423          $ 15,678   127.0%    $  6,603    30.8%
                                =============    ==================================    ==========            ========

Operating Margins
Company store operations             17.4%            20.3%        -     20.3%             -2.9%                -2.9%
Franchise operations                 84.6%            71.3%        -     71.3%             13.3%                13.3%
KKM&D                                22.1%            16.8%        -     16.8%              5.3%                 5.3%
Montana Mills                       -25.6%                -        -         -            -25.6%               -25.6%
Unallocated G&A expenses             -5.4%            -5.6%        -     -5.6%              0.2%                -0.2%
Arbitration award                        -            -6.6%     6.6%         -             -6.6%                    -
Total operating income               15.1%             9.0%     6.6%     15.7%              6.1%                -0.6%

Depreciation and Amortization
  Expenses
Company store operations         $   4,492        $   2,578      $ -   $ 2,578          $ 1,914     74.2%    $  1,914    74.2%
Franchise operations                    44               41        -        41                3      7.3%           3     7.3%
KKM&D                                  773              689        -       689               84     12.2%          84    12.2%
Montana Mills                          204                -        -         -              204        -          204       -
Corporate administration               442              402        -       402               40     10.0%          40    10.0%
                                -------------    ----------------------------------    ----------            --------
Total depreciation and
  amortization expenses          $   5,955        $   3,710      $ -   $ 3,710          $ 2,245     60.5%    $  2,245    60.5%
                                =============    ==================================    ==========            ========

Increase in Systemwide Sales
Total Krispy Kreme stores            25.5%
Total, including Montana Mills       26.6%

Comparable Store Sales
Company stores                       10.7%
Systemwide                            9.1%


Note: In the fourth quarter of fiscal 2003, the Company accrued a pre-tax charge of $9,075 related to an arbitration award against the Company, which was discussed in the Company's Form 8-K filing dated February 10, 2003. This schedule compares the results for the fourth quarter of fiscal 2004 with the results for the fourth quarter of fiscal 2003, both before and after the arbitration award.

(1) Revenues from franchise operations consist of franchise fees and royalties on sales of our franchised stores, as reported by our franchisees. Sales of franchised stores for the fourth quarter of fiscal 2004 and fiscal 2003 were $142,955 and $121,590, respectively.



                                                          Krispy Kreme Doughnuts, Inc.
                                                           Summary Financial Results
                                                  For the Fiscal Year Ended February 1, 2004
                                            (All dollar amounts in thousands except per share data)
                                                                (Unaudited)


                        Year         Arbitra-  Year        Year        Arbitra-  Year
                        Ended        tion      Ended       Ended       tion      Ended          As         As       Pro       Pro
                        February 1,  Award     February    February    Award     February    Reported   Reported   Forma     Forma
                        2004 As      Adjust-   1, 2004     2, 2003 As  Ad-       2, 2003        $          %         $         %
                        Reported     ment      Pro Forma   Reported    justment  Pro Forma    Change     Change    Change    Change
                        ---------------------------------- --------------------------------- -------------------- -----------------
Total revenues           $ 665,592      $ -    $ 665,592   $ 491,549   $     -   $ 491,549   $ 174,043    35.4%   $ 174,043   35.4%
Operating expenses         507,396        -      507,396     381,489         -     381,489     125,907    33.0%     125,907   33.0%
General and administra-
  tive expenses             36,912        -       36,912      28,897         -      28,897       8,015    27.7%       8,015   27.7%
Depreciation and
  amortization expenses     19,723        -       19,723      12,271         -      12,271       7,452    60.7%       7,452   60.7%
Arbitration award             (525)    (525)           -       9,075     9,075           -      (9,600) -105.8%           -      -
                        ---------------------------------- --------------------------------- -------------------- -----------------
Income from operations     102,086     (525)     101,561      59,817     9,075      68,892      42,269    70.7%      32,669   47.4%
Interest income                921        -          921       1,966         -       1,966      (1,045)  -53.2%      (1,045) -53.2%
Interest expense             4,409        -        4,409       1,781         -       1,781       2,628   147.6%       2,628  147.6%
Loss from joint ventures     1,836        -        1,836       2,008         -       2,008        (172)   -8.6%        (172)  -8.6%
Minority interest in
  consolidated joint
  ventures                   2,072        -        2,072       2,287         -       2,287        (215)   -9.4%        (215)  -9.4%
Other (income)/
  expense, net                  13        -           13         934         -         934        (921)  -98.6%        (921) -98.6%
                        ---------------------------------- --------------------------------- -------------------- -----------------
Income before
  income taxes              94,677     (525)      94,152      54,773     9,075      63,848      39,904    72.9%      30,304   47.5%
Provision for
  income taxes              37,590      208       37,382      21,295    (3,407)     24,702      16,295    76.5%      12,680   51.3%
                        ---------------------------------- --------------------------------- -------------------- -----------------
Net income               $  57,087   $ (317)   $  56,770   $  33,478   $ 5,668   $  39,146   $  23,609    70.5%   $  17,624   45.0%
                        ================================== ================================= ==================== =================


Diluted earnings
  per share              $    0.92  $ (0.01)   $    0.91   $    0.56   $  0.10   $    0.66   $    0.36    62.6%   $    0.25   38.3%
Diluted shares
  outstanding               62,388   62,388       62,388      59,492    59,492      59,492       2,896     4.9%       2,896    4.9%

Segment Information
Revenues
Company store
  operations             $ 441,868  $     -    $ 441,868   $  319,592  $     -   $ 319,592   $ 122,276    38.3%   $ 122,276   38.3%
Franchise opera-
  tions (1)                 23,848        -       23,848       19,304        -      19,304       4,544    23.5%       4,544   23.5%
KKM&D                      193,129        -      193,129      152,653        -     152,653      40,476    26.5%      40,476   26.5%
Montana Mills                6,747        -        6,747            -        -           -       6,747       -        6,747      -
                        ---------------------------------- --------------------------------- -------------------- -----------------
Total revenues           $ 665,592  $     -    $ 665,592   $  491,549  $     -   $ 491,549   $ 174,043    35.4%   $ 174,043   35.4%
                        ================================== ================================= ==================== =================


Operating Income
Company store opera-
  tions                  $  83,724  $     -    $  83,724   $   58,214  $     -   $  58,214   $  25,510    43.8%   $  25,510   43.8%
Franchise operations        19,043        -       19,043       14,319        -      14,319       4,724    33.0%       4,724   33.0%
KKM&D                       39,345        -       39,345       26,843        -      26,843      12,502    46.6%      12,502   46.6%
Montana Mills               (1,987)       -       (1,987)           -        -           -      (1,987)      -       (1,987)     -
Unallocated G&A
  expenses                 (38,564)       -      (38,564)     (30,484)       -     (30,484)     (8,080)   26.5%      (8,080)  26.5%
Arbitration award              525     (525)           -       (9,075)   9,075           -       9,600  -105.8%           -      -
                        ---------------------------------- --------------------------------- -------------------- -----------------
Total operating
  income                 $ 102,086  $  (525)   $ 101,561   $   59,817  $ 9,075   $  68,892   $  42,269    70.7%   $  32,669   47.4%
                        ================================== ================================= ==================== =================


Operating Margins
Company store opera-
  tions                      18.9%        -         18.9%        18.2%       -       18.2%        0.7%                 0.7%
Franchise operations         79.9%        -         79.9%        74.2%       -       74.2%        5.7%                 5.7%
KKM&D                        20.4%        -         20.4%        17.6%       -       17.6%        2.8%                 2.8%
Montana Mills               -29.5%        -        -29.5%            -       -          -       -29.5%               -29.5%
Unallocated G&A
  expenses                   -5.8%        -         -5.8%        -6.2%       -       -6.2%        0.4%                 0.4%
Arbitration award             0.1%    -0.1%            -         -1.8%    1.8%          -         1.9%                   -
Total operating income       15.3%    -0.1%         15.3%        12.2%    1.8%       14.0%        3.1%                 1.3%

Depreciation and
  Amortization Expenses
Company store opera-
  tions                  $  14,392  $     -    $  14,392   $     8,854 $     -   $   8,854   $   5,538    62.5%   $  5,538    62.5%
Franchise operations           173        -          173           108       -         108          65    60.2%         65    60.2%
KKM&D                        3,006        -        3,006         1,723       -       1,723       1,283    74.5%      1,283    74.5%
Montana Mills                  499        -          499             -       -           -         499       -         499       -
Corporate
  administration             1,653        -        1,653         1,586       -       1,586          67     4.2%         67     4.2%
                        ---------------------------------- --------------------------------- -------------------- -----------------
Total depreciation
  and amortization
  expenses               $  19,723  $     -    $  19,723   $    12,271 $     -   $  12,271   $   7,452    60.7%   $  7,452    60.7%
                        ================================== ================================= ==================== =================

Increase in Systemwide
  Sales
Total Krispy Kreme
  stores                     26.5%
Total, including Montana
  Mills                      27.4%

Comparable Store Sales
Company stores               13.6%
Systemwide                   10.2%


Note: In the fourth quarter of fiscal 2003, the Company accrued a pre-tax charge of $9,075 related to an arbitration award against the Company, which was discussed in the Company's Form 8-K filing dated February 10, 2003. In the first quarter of fiscal 2004, the Company paid $8,550 to settle the award. This schedule compares the results for fiscal 2004, both before and after the arbitration award, with results for fiscal 2003, both before and after the arbitration award.

(1) Revenues from franchise operations consist of franchise fees and royalties on sales of our franchised stores, as reported by our franchisees. Sales of franchised stores for fiscal 2004 and fiscal 2003 were $543,317 and $458,981, respectively.

                                                   Krispy Kreme Doughnuts, Inc.
                                                      Condensed Consolidated
                                              Balance Sheets As of February 1, 2004,
                                              November 2, 2003 and February 2, 2003
                                                (All dollar amounts in thousands)
                                                            (Unaudited)

                                   February 1,   November 2,                             February 2,
                                      2004          2003      $ Change     % Change         2003        $ Change     % Change
                             ---------------------------------------------------------------------------------------------------
Cash and investments                 $ 21,029     $ 39,287    $ (18,258)       -46.5%       $ 59,523    $ (38,494)       -64.7%
Receivables                            67,919       62,454        5,465          8.8%         46,319       21,600         46.6%
Inventories                            28,864       29,717         (853)        -2.9%         24,365        4,499         18.5%
Property and equipment, net           284,716      262,975       21,741          8.3%        202,558       82,158         40.6%
Investments in unconsoli-
  dated joint ventures                 12,426       14,321       (1,895)       -13.2%          6,871        5,555         80.8%
Other assets                          245,710      225,319       20,391          9.0%         70,851      174,859        246.8%
                             -------------------------------------------               ---------------------------
Total assets                        $ 660,664    $ 634,073     $ 26,591          4.2%      $ 410,487    $ 250,177         60.9%
                             ===========================================               ===========================


Payables                             $ 27,230     $ 30,337     $ (3,107)       -10.2%       $ 25,430      $ 1,800          7.1%
Accrued expenses                       23,402       22,714          688          3.0%         30,056       (6,654)       -22.1%
Debt                                  137,917      136,142        1,775          1.3%         61,389       76,528        124.7%
Other long-term obligations            19,908       16,692        3,216         19.3%         20,260         (352)        -1.7%
Shareholders' equity                  452,207      428,188       24,019          5.6%        273,352      178,855         65.4%
                             -------------------------------------------               ---------------------------
Total liabilities and
  shareholders' equity              $ 660,664    $ 634,073     $ 26,591          4.2%      $ 410,487    $ 250,177         60.9%
                             ===========================================               ===========================



                                                         Krispy Kreme Doughnuts, Inc.
                                                              Store Count Recap


                                                                         Factory Stores
                   ---------------------------------------------------------------------------------------------------------------
                                  Consolidated      Total                              Joint     Total       Total
                    Company           JVs          Company    Associate     AD       Ventures     AD       Franchise     Total
Total End Q3 FY04          92                 36       128            55        86          57        143           198       326
                   ---------------------------------------------------------------------------------------------------------------

  Open                      9                  4       13              2         7           9         16            18        31
  Closed                    -                  -        -              -         -            -         -             -         -
  Transferred              16                (16)       -              -         -            -         -             -         -
                   ---------------------------------------------------------------------------------------------------------------
  Q4 Net                   25                (12)      13              2         7           9         16            18        31
                   ---------------------------------------------------------------------------------------------------------------

Total End Q4 FY04         117                 24      141             57        93          66        159           216       357
                   ===============================================================================================================



                        Krispy Kreme Doughnuts, Inc.
                          Average Sales per Week
                           Dollars in Thousands

                                FY 2004                           FY 2003
                  --------------------------------------    --------------------
                         Q4                Q3                        Q4
                         --                --                        --
Company stores         $69.1              $73.0                     $75.9

Area Developers        $58.7              $60.3                     $61.3

Associates             $42.6              $45.9                     $47.9

Total Franchise        $54.3              $56.3                     $56.8

Systemwide             $60.1              $62.7                     $63.7

                        Krispy Kreme Doughnuts, Inc.
                          Total Operating Weeks


                                  FY 2004                        FY 2003
                      -------------------------------     ----------------------
                           Q4              Q3                      Q4
                           --              --                      --

Company stores           1,735            1,536                   1,205

Area Developers          1,909            1,802                   1,429

Associates                726              694                     708

Total Franchise          2,635            2,496                   2,137

Systemwide               4,370            4,032                   3,342